UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

BRIDGEPOINT EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13500 Evening Creek Drive North, Suite 600 San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

(858) 668-2586
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
Approval of Form of Restricted Stock Unit Agreement for 2009 Plan
On May 14, 2013, the Board of Directors of Bridgepoint Education, Inc., or the Board, upon the recommendation of the Compensation Committee, approved a form of Restricted Stock Unit Award Agreement, or the RSU Agreement, for the 2009 Plan Stock Incentive Plan, as amended and restated on May 13, 2013 and referred to herein as the Amended and Restated 2009 Stock Incentive Plan. The terms of the RSU Agreement are substantially consistent with the terms of the existing form of four-year vesting employee RSU with a revision to the vesting termination provision.
The foregoing description of the RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of RSU Agreement attached hereto as Exhibit 99.1.

Item 5.05     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On May 14, 2013, the Board approved an amendment to our Code of Ethics. The amendment specifies that our whistleblower hotline is a permissible channel through which violations of the Code of Ethics may be reported. The amendment also includes other administrative and technical revisions. The Code of Ethics, as amended, is attached hereto as Exhibit 14.1.

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On May 13, 2013, we held our 2013 Annual Meeting of Stockholders at which the stockholders (1) elected Ryan Craig, Robert Hartman and Andrew M. Miller as Class I directors for a three-year term to expire at the 2016 Annual Meeting of Stockholders, (2) approved the Amended and Restated 2009 Stock Incentive Plan and (3) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013.
The final voting results on these matters were as follows:
Proposal 1 - Election of three Class I directors for a three-year term to expire at the 2016 Annual Meeting of Stockholders:

Name	Votes For	Votes Withheld	Votes Abstained	Broker Non-Votes
Ryan Craig	43,953,320	236,739	—	6,959,637
Robert Hartman	44,017,102	172,957	—	6,959,637
Andrew M. Miller	43,259,099	930,960	—	6,959,637
Proposal 2 - Approval of the Amended and Restated 2009 Stock Incentive Plan, attached hereto as Exhibit 10.1:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
37,544,569	6,621,192	24,298	6,959,637
Proposal 3 - Ratification of selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2013:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
50,959,760	99,256	90,680	—

Item 8.01.    Other Information.
Stock Ownership Guidelines
On May 14, 2013, the Board, upon the recommendation of the Compensation Committee, amended our stock ownership guidelines to cover non-employee members of the Board. The guidelines provide that, within five years of becoming subject to the guidelines, non-employee directors shall achieve stock ownership of a number of shares equal to the quotient of (1) an amount equal to three times the annual retainer for service on the Board (excluding retainers for committee or chair service), divided by (2) the stock price at the date of calculation.
The applicable date of calculation is the date of annual equity awards or the date of a contemplated sale by a non-employee director, provided that the initial date of calculation used for the guidelines is May 14, 2013.
Non-employee directors may satisfy their ownership guidelines with common stock in these categories:

•	Shares owned directly or indirectly by the non-employee director's spouse or minor children, or a trust controlled by the non-employee director;
•	Shares held in the company's tax-qualified defined contribution 401(k) plan;
•	Deferred compensation payable in shares;
•	Share equivalents (vested and unvested restricted stock units, deferred compensation payable in stock); and
•	"In the money" exercisable stock options held directly or indirectly by the non-employee director's spouse or minor children, or a trust controlled by the non-employee director.
The amendment also revised the guidelines to clarify that only vested stock options with an exercise price less than the stock price at the date of calculation may be used to satisfy the stock ownership guidelines for covered employees and non-employee directors.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2009 Stock Incentive Plan (approved by the Company's stockholders on May 13, 2013)
14.1	Amended and Restated Code of Ethics
99.1	Form of Restricted Stock Unit Award Agreement for the 2009 Stock Incentive Plan (General - Employee Annual Grant)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013		Bridgepoint Education, Inc.

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Title: Senior Vice President, Secretary and General Counsel